AMENDING AGREEMENT

WHEREAS Nord Pacific Limited ("Nord"), Nord Australex Nominees (PNG) Limited ("Australex"), Simberi Gold Company Limited ("SGC") and PGM Ventures Corporation ("PGM") have entered into the Simberi Mining and Tabar Exploration Joint Venture Agreement on the 29th day of November, 2002 (the "Joint Venture Agreement");

AND WHEREAS the Parties desire to amend certain terms of the Joint Venture Agreement;

NOW THEREFORE IN CONSIDERATION of the sum of $1.00 now paid by each party hereto to the other and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) each of the Parties hereby agree as follows:

2.           Section 2.4 of the Joint Venture Agreement is deleted in its entirety and the following shall be substituted therefore:

"The Parties agree to appoint PricewaterhouseCoopers or another international firm of accountants in Papua New Guinea (the "Accountants") to receive monthly statements of accounts from the Mining Field Manager and use the monthly statements of account to determine PGM's Participating Interest in the Project earned in accordance with Clause 2.6.  The Accountants may rely upon the face of the monthly statements of account and shall not be required to audit or enquire into their correctness.  If the Accountants require legal advice they may obtain it from a reputable firm of lawyers in Papua New Guinea.  Whenever PGM becomes entitled to an increment in its Participating Interest in accordance with Clause 2.6 the Accountants shall provide to each of the Parties a certificate to that effect, which shall be binding on the Parties.  The professional fees and disbursements of the Accountants shall be a cost of the Mining Joint Venture.  The Parties release and shall indemnify and hold harmless:

(a)       the Accountants from all claims, suits, demands, liabilities, damages and judgements (including, without limitation, legal costs) arising directly or indirectly from the Accountants' determination of PGM's Participating Interest or the provision or contents of the Accountants' certificates, and

(b)       the Mining Field Manager from all claims, suits, demands, liabilities, damages and judgements (including, without limitation, legal costs) arising directly or indirectly from the preparation of the monthly statements of account."

3.          Section 3.4 of the Joint Venture Agreement is deleted in its entirety and the following shall be substituted therefore:

"The Parties agree to appoint PricewaterhouseCoopers or another international firm of accountants in Papua New Guinea (the "Accountants") to receive monthly statements of accounts from the Exploration Field Manager and use the monthly statements of account to determine PGM's Participating Interest in the Exploration Joint Venture earned in accordance with Clause 3.6.  The Accountants may rely upon the face of the monthly statements of account and shall not be required to audit or enquire into their correctness.

If the Accountants require legal advice they may obtain it from a reputable firm of lawyers in Papua New Guinea.  Whenever PGM becomes entitled to an increment in its Participating Interest in accordance with Clause 3.6 the Accountants shall provide to each of the Parties a certificate to that effect, which shall be binding on the Parties.  The professional fees and disbursements of the Accountants shall be a cost of the Exploration Joint Venture.  The Parties release and shall indemnify and hold harmless:

(a)         the Accountants from all claims, suits, demands, liabilities, damages and judgements (including without limitation, legal costs) arising directly or indirectly from the Accountants' determination of PGM's Participating Interest or the provision or contents of the Accountants' certificates, and

(b)         the Mining Field Manager from all claims, suits, demands, liabilities, damages and judgements (including, without limitation, legal costs) arising directly or indirectly from the preparation of the monthly statements of account."

4.        The reference to clause 3.7 in each of clauses 17.6 and 17.11 shall be deleted and replaced with a reference to clause 3.6.

5.        Subsection 28.1(b) is hereby deleted and replaced with the following:

"'Permitted Transfer' means a transfer by PGM of its Participating Interest to another entity for the purposes of and in connection with a public float or public offering of securities in that entity or a transfer to a Related Corporation."

6.         Section 28.3 is hereby deleted and replaced with the following:

"The provision of the preceding clause shall not apply to a transfer by PGM to a Related Corporation.  Subject to the provisions of this Part, PGM may transfer the whole or any part of its Participating Interests to a Related Corporation, provided that the intended transferee first executes and delivers to each Joint Venture Party a deed of covenant by which the transferee covenants with the transferor and each other Joint Venture Party that upon the transferee ceasing to be a Related Corporation to the transferor, the transferee shall reassign and the transferor shall accept a reassignment of the Participating Interest transferred to the transferee."

7.         The following shall be added to the end of Part 1:

"1.6   Each of Nord and Australex represent and warrant that there are currently 100 ordinary shares issued and outstanding as of the date hereof and each of Nord and Australex covenant that no additional securities shall be authorized or issued by Autstralex without the consent of PGM, such consent may be unreasonably withheld.

1.7     Each of Nord and SGC represent and warrant that there are currently 100 ordinary shares issued and outstanding as of the date hereof and each of Nord and SGC covenant that no additional securities shall be authorized or issued by SGC without the consent of PGM, such consent may be unreasonably withheld."

8.         All capitalized terms used herein that are not defined, shall have the meaning ascribed to them in the Joint Venture Agreement.

9.         Except as specifically provided for herein, all other terms and conditions contained in the Joint Venture Agreements shall continue to apply and time shall continue to be of the essence.

DATED this 27th day of January, 2003.

PGM VENTURES CORPORATION

Per:  __________________________________________

NORD PACIFIC LIMITED

Per:  __________________________________________
          Mark R. Welch                John C. Syriatowicz
          Director                           Assistant Secretary

NORD AUSTRALEX NOMINEES (PNG) LIMITED

Per:  __________________________________________
           Mark R. Welch                John C. Syriatowicz
           Director                           Director

SIMBERI GOLD COMPANY LIMITED

Per:  __________________________________________

Mark R. Welch                John C. Syriatowicz
            Director                          Director

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